Exhibit 10.1

                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is entered into as of January 1, 2005 (Effective Date") between Anthony Sartor, residing at 27 Allenby Lane, Scotch Plains New Jersey 07076 ("Executive") and KeySpan Corporation with its principal office at One MetroTech Center, Brooklyn, New York 11201 ("Company" or "KeySpan").


                                    ARTICLE I

Whereas, KeySpan desires to employ Executive as an officer of the Company with the title of President, KeySpan Services, Inc. and Senior Vice President of KeySpan, and;

Whereas, the Executive desires to accept such employment, on the terms and conditions herein set forth.

Now therefore, for good and valid consideration, and intending to be legally bound, the Executive and the Company agree as follows:

                         Definitions and Interpretations
                         -------------------------------

1.1      Definitions
         -----------

For purposes of this Agreement, except as otherwise expressly provided the following terms shall have the following respective meanings:

          "Base Salary" shall have the meaning specified in Section 3.1.

          "Board" shall mean the Board of Directors of KeySpan.

          "Confidential Information" shall have the meaning specified in Section 5.1(A).

          "Company" shall mean KeySpan and its successor(s).

          "Disability"shall mean a mental or physical incapacity, which prevents the Executive from satisfactorily performing the duties of his position for a period of 90 consecutive days.

          "Expiration Date" shall have the meaning specified in Section 2.2.

     "Good Cause" shall mean, with respect to termination by the Company, any of the following: (i) a material breach by the Executive of any of the terms of
Section 2.3 or Article V of this Agreement and continuation of such breach, or the failure to cure such breach, after receipt of written notice by KeySpan specifying in reasonable detail the nature of the alleged breach; (ii) conduct of the Executive that constitutes knowing and willful breach of duty as addressed in the KeySpan Corporate Policy Statement: Ethical Business Conduct;
(iii) refusal by the Executive to perform assigned duties or comply with directions of the KeySpan officer to which the Executive reports that are reasonably consistent with the Executive's position and function as President of KSI, Inc. or a Senior Vice President of the Company, provided such refusal continues after receipt of written notice from KeySpan specifying in reasonable detail the nature of such failure to perform or comply; or (iv) conviction of the Executive by a court of competent jurisdiction or entry of a guilty plea or a plea of no contest to a crime involving any act of moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Company or improper and unacceptable conduct by a senior officer of KeySpan.

     "Good Reason" shall mean, with respect to termination by the Executive, any of the following: (i) without Employee's written consent, (x) any action or failure to take action, by the Company, the Board or the Company officer to whom the Executive then reports that results in a material diminution in the Executive's position, authority, duties or responsibilities, or (y) any reduction in compensation or benefit level in excess of the level of change that may be applicable to other senior officers of KeySpan, or (z) failure to make Executive eligible for improvements to compensation or benefits for which other senior officers have been made eligible; provided, however, that any isolated, insubstantial inadvertent action described in this clause (i) that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive does not constitute "Good Reason"; or (ii) a material breach by the Company of any material provision of this Agreement which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given by Executive to the Company; or (iii) without Executive's written consent, the relocation of the principal office of the Executive to a location, other than as described in Section 2.4.

          "Incentive  Compensation  Plan"  shall have the meaning  specified  in
          Section 3.2.

          "Notice of Termination" shall mean a notice terminating Executive's employment in accordance with Section 4.1 or 4.2. If such termination is by the Executive for Good Reason, or by the Company for Good Cause or by reason of the Executive's Disability, such notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances providing the basis therefor.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company and an unincorporated organization.

          "Term" shall have the meaning specified in Section 2.2.

          "Termination Date" shall mean (i) with respect to termination by the Executive or by KeySpan, the termination date specified in a Notice of Termination delivered in accordance with this Agreement, (ii) unless this Agreement is sooner terminated, the Expiration Date or (iii) in the case of the Executive's death or Disability, his date of death or the date upon which he is determined to be disabled.

1.2      Interpretations
         ---------------

(A) In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section means such Article or Section hereof, (iii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding or succeeding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

(B) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


                                   ARTICLE II

                     Employment; Term; Positions and Duties
                     --------------------------------------

2.1      Employment
         ----------

The Company agrees to employ the Executive, and the Executive agrees to accept such employment and remain in such employment, on a full-time basis with the Company, on the terms and conditions set forth in this Agreement.

2.2      Term of Employment
         ------------------

Unless sooner terminated pursuant to Article IV, the term of Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and shall continue until April 1, 2008 (the "Expiration Date").

2.3      Positions and Duties
         --------------------

(A) While employed hereunder, Executive shall serve as President of the Company's subsidiary, KSI, Inc., reporting directly to the President of the Energy Delivery and Customer Relationship Group of KeySpan; or as a Senior Vice President of KeySpan reporting to a KeySpan Executive Vice President or President, and having such duties and responsibilities and reporting relationships that are reasonably commensurate with the position of President of KSI Inc. or Senior Vice President of KeySpan, and as the Chief Operating Officer of KeySpan may from time to time specify, commensurate with these positions.

(B) While employed hereunder, Executive shall (i) devote all of his business time, attention, skill and efforts to the faithful and efficient performance of his duties hereunder and (ii) not accept employment with any Person other than with the Company unless explicitly approved in writing by the Board prior to the acceptance of such employment. Notwithstanding the foregoing, Executive may engage in the following activities so long as they do not interfere in any material respect with the performance of Executive's duties and responsibilities hereunder: (i) service on corporate, civic, religious, educational, public or quasi-public and/or charitable boards or committees and (ii) management of his personal investments.

(C) While employed hereunder, Executive shall conduct himself in such a manner as not to damage or prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large. Executive agrees and acknowledges that while employed by KeySpan, he is subject to all rules, regulations and policies of KeySpan applicable to the Company's other senior officers.

2.4      Place of Employment
         -------------------

The Executive's primary place of employment hereunder shall be at Warren, New Jersey, the Company's MetroTech headquarters in Brooklyn, N.Y., or in any other location designated by the Company that is located between such locations. Executive understands that he may need to establish a secondary office at another Company facility in the Greater New York City area or in the Boston area.


                                   ARTICLE III

                            Compensation and Benefits
                            -------------------------

3.1      Base Salary
         -----------

For services rendered by Executive under this Agreement, the Company shall pay to Executive an annual base salary ("Base Salary") of not less than $329,000. The Base Salary shall be paid to the Executive in accordance with the Company's normal salary payment schedule. The Executive's Base Salary shall be subject to required withholding for income taxes, Social Security contributions, federal unemployment tax, and similar required withholding of contributions and taxes.

3.2      Annual Incentive Compensation & Gainsharing Plan
         ------------------------------------------------

     (A) During the term of this Agreement, Executive shall be entitled to participate in the Company's Annual Incentive and Gainsharing Plan (the "Incentive Compensation Plan") which will provide for an annual bonus upon comparable terms and conditions as other senior officers of the Company, and as determined by the Board after review of performance, progress and the profits of the Company with respect to goals, targets and expectations established by the Board from time to time and the contribution and performance of the Executive. Such bonus shall be payable in accordance with the provisions of the Incentive Compensation Plan and shall be considered as compensation in calculation of the

Employees Retirement Plan of KeySpan Energy ("ERP") pension benefits. Nothing herein shall be read or construed as obligating KeySpan to maintain the Incentive Compensation Plan or limiting its ability to modify the Incentive Compensation Plan.

     (B) At the sole discretion of the Board, Executive may be deemed eligible for a special success bonus upon successful completion of the KSI Transaction. The success bonus will be determined by the Board in its sole discretion and will be payable in accordance with such terms, conditions and performance criteria as established by the Board in its sole discretion. This success bonus shall be paid in conjunction with the Incentive Compensation Plan award, if any, and, if so approved by the Board, shall be included for pension calculation purposes as "Compensation" as defined in the ERP, as determined by subsection
(C) below.

     (C) For purposes of the Executive's pension calculation under the ERP, the amount of the special success bonus granted pursuant to Section 3.2(B) that will be considered for inclusion in the ERP pension formula, will be determined by the Compensation and Management Development Committee of the Board in its sole discretion. If the said committee of the Board approves all or any part of the special success bonus for inclusion in the Executive's pension calculation, it will be considered as "Compensation" for purposes of the ERP and in the agreement referred to in Section 3.8 hereof, notwithstanding any provision in the ERP or such agreement to the contrary.

     (D) For purposes of this Section 3.2, "KSI Transaction" shall mean the divestiture by KeySpan of one or more subsidiaries of KeySpan's indirect subsidiary, KeySpan Business Solutions, LLC.

3.3      Long-term Performance Incentive Compensation Plan
         -------------------------------------------------

     The Company may maintain a long-term incentive compensation plan (the "Long Term Plan") which provides an incentive compensation opportunity based upon certain long term performance results of the Company. The Executive may be eligible to participate in the Long-Term Plan on such terms and conditions as other senior officers as determined by the Board. The Long Term Plan will be administered in accordance with its terms as may be amended from time to time by the Board. Pursuant to the provisions of the ERP, this incentive is not considered compensation for the purposes of the ERP.

3.4      Vacation
         --------

     The Executive shall be entitled to 5 weeks of vacation in each calendar year. Unused vacation may not be continued into the next year. No compensation shall be due for unused vacation at the end of a calendar year.

3.5      Business Expenses
         -----------------

     The Company shall, in accordance with the rules and policies that it may establish from time to time, promptly reimburse Executive for business expenses reasonably incurred in the performance of Executive's duties. Requests for reimbursement for such expenses must be accompanied by appropriate documentation and be approved according to the Company's policies.


3.6      Compensation, Benefits and Perquisites
         --------------------------------------

     The Executive shall be eligible to participate in any and all compensation and benefit plans (including but not limited to the medical, dental and life insurance) provided to other senior officers of the Company, subject to the rules and requirements of such plans as they may be amended from time to time. The Executive is entitled to all perquisites provided from time to time to other senior officers of the Company.

3.7      Disability Benefits
         -------------------

     If Executive suffers a Disability, as determined by a physician selected by the Executive and approved by the Company, Executive shall be paid one week of sick full pay for each year of service with KeySpan pursuant to the Sick Leave for Management Employee policy. For disability plan purposes only, Executive shall be considered to have been employed with KeySpan since June 1, 1974.

     The Company shall make available an optional Long Term Disability Plan in which Executive shall be eligible to participate subject to the terms and condition of such plan as may be amended from time to time. In the event
Executive is not currently participating, eligibility for coverage shall commence on the first day of the month following three months of employment.

3.8    Supplemental Retirement Agreement
       ---------------------------------

     Executive shall be eligible for a special enhanced supplemental retirement benefit as provided under the separate supplemental retirement agreement attached hereto as Exhibit A.


                                   ARTICLE IV

                            Termination of Employment
                            -------------------------

4.1      Termination by Executive
         ------------------------

     Executive may, at any time prior to the Expiration Date, terminate this Agreement and his employment hereunder by delivering a Notice of Termination pursuant to the provisions of Section 6.1 hereof. The Executive is required to give 30 calendar days notice of such termination.

4.2      Termination by the Company and Other Terminations
         -------------------------------------------------

     This Agreement shall terminate and the Executive's employment hereunder shall cease upon any of the following: (i) automatically upon the Expiration Date, (ii) on notice by the Company to the Executive, delivered pursuant to
Section 6.1 hereof; or (iii) upon the death or Disability of the Executive.

     Executive  acknowledges  that on March 28, 2008 Executive  shall attain age
65. Executive further acknowledges that his position as President of KSI, Inc. or as a Senior Vice President of the Company is a bona fide executive or high policymaking employee, as defined in the Age Discrimination in Employment Act of 1967, as amended. Executive understands and agrees that he will be required to retire upon attainment of age 65 if Executive is then entitled to an immediate, nonforfeitable, annual retirement benefit from the Company's pension, profit sharing, savings or deferred compensation plan, or any combination of such plans, including any supplemental benefits payable by KeySpan to the Executive, whether made pursuant to the Executive's Supplemental Retirement Agreement or otherwise, which is in the aggregate amount of not less than $44,000.

4.3      Payment of Accrued Base Salary, Vacation Pay, etc.
         --------------------------------------------------

     Upon the termination of Executive's employment for any reason, the Company shall pay to Executive (or his estate, if applicable) a lump sum for (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) all unused vacation time accrued by Executive as of the Termination Date in accordance with Section 3.4, (iii) any amounts in respect of which Executive has requested, and is entitled to, reimbursement in accordance with Section 3.5, and
(iv) any other amounts payable in accordance with the provisions of the applicable compensation or benefit plans for KeySpan employees.

4.4      Termination by Executive for Good Reason
         ----------------------------------------

     If the Executive terminates this Agreement for Good Reason, then the Company shall pay to Executive, within thirty business days after the Termination Date, without offset of any kind except as expressly described in
Section 4.9 below, a lump sum payment equal to the sum of (x) the amounts payable pursuant to Section 4.3 plus (y) the aggregate amount of the Executive's Base Salary for the remainder of the Term.

4.5      Termination by Executive for any Reason Other than Good Reason
         --------------------------------------------------------------

     If the Executive terminates the Agreement for any reason other than for Good Reason, Executive shall be entitled only to the amounts payable pursuant to
Section 4.3.

4.6      Termination by the Company for Good Cause
         -----------------------------------------

     If the Company terminates the Agreement and the Executive's employment hereunder for Good Cause, Executive shall be entitled only to the amounts payable pursuant to Section 4.3.

4.7      Termination by the Company for any Reason Other than Good Cause
         ---------------------------------------------------------------

     If the Company terminates this Agreement and the Executive's employment hereunder for any reason other than for Good Cause, the Executive's death or Disability, then the Company shall pay to Executive, within thirty business days after the Termination Date, without offset of any kind except as expressly described in Section 4.9 below, a lump sum payment equal to the sum of (x) the amounts payable pursuant to Section 4.3 plus (y) the aggregate amount of the Executives's Base Salary for the remainder of the Term plus (z) an amount equal to 80% of the Executive's target award under the Incentive Compensation Plan, calculated with respect to the Executive's Base Salary in effect at the time of termination, that would have been payable in each year for the remainder of the Term.

4.8      Termination by Reason of Death or Disability
         --------------------------------------------

     If this Agreement and the Executive's employment hereunder terminates by reason of the death or Disability of the Executive, the Executive (or his estate, if applicable) shall be entitled only to the amounts payable pursuant to
Section 4.3, provided that Executive (or his estate, if applicable) shall be entitled to the benefits which are otherwise payable pursuant to the Company's life insurance and/or disability plans and the Executive (or his estate, if applicable) shall be entitled to a pro rata payment for the year of his death or Disability under the Incentive Compensation Plan, as provided by the terms of such plan.

4.9      Change in Control Plan; Offset
         ------------------------------

     The Executive shall be eligible to participate in the KeySpan Energy Senior Executive Change of Control Severance Plan (the "Change of Control Plan") as adopted by the Board. In the event of termination of the Executive's employment upon a Change of Control as defined in such plan, Executive shall be considered to be vested in his actual service from the KeySpan hire date with accrual to date of termination, plus three years of credited service not to exceed age 65 as provided in such plan. The amounts payable to Executive under Sections 4.4 and 4.7 of this Agreement are to be offset by, and not in addition to any payments made to the Executive under the Change of Control Plan or by any other severance payment due or to become due to Executive under any separate agreement between Executive and the Company or pursuant to any other severance payment plan, program or policy of the Company.

4.10      Insurance Benefits, etc.
          ------------------------

     In the event the Executive terminates this Agreement for Good Reason, or the Company terminates this Agreement without Good Cause, then the Company will continue to provide medical and dental coverage in which the Executive was enrolled at the Termination Date under the same terms with the same Executive contributions for the remainder of the Term, provided however, in the event the Executive becomes covered during the period in which the Company is providing benefits by another employer's group plan, which provides comparable coverage to the Executive and his dependents, and further provided such plan does not contain any exclusion or limitation regarding pre-existing conditions, then the Company's similar plans and programs shall no longer be liable for any benefits under this paragraph. COBRA coverage shall begin at the end of the Executive's coverage under the Company's group health plan as provided in this paragraph. Executive is obligated to notify the Companyimmediately if he receives comparable coverage.

     Executive will be eligible to participate in the Company's life insurance plan and long term disability plan for the remaining term of this Agreement if permitted by the company providing such insurance. Executive acknowledges that under the terms of the current Long Term Disability Plan, he will not be able to participate if his employment should cease.

4.11   Release; Ineligibility
       ----------------------

     Notwithstanding anything in this Article IV to the contrary, as a condition to the receipt of any severance payment or benefit under this Agreement, Executive must first execute and deliver to the Company a release and agreement in a form acceptable to the Company, releasing the Company, its affiliated and subsidiary companies, their officers, managers, and agents from any and all claims and from any and all causes of action of any kind or character that Executive may have arising out of Executive's employment with the Company or the termination of such employment. The Company acknowledges that such release will be conditioned upon the Company's fulfillment of its obligations under this Agreement, and that such release will not affect any indemnification to which he is entitled as an officer of the Company. Notwithstanding anything in this
Article IV to the contrary, the Executive shall not be eligible for any severance payment or benefits hereunder, if Executive is offered a comparable position including compensation and benefits with the Company, subsidiary or affiliated companies and the Executive accepts such offer.


                                    ARTICLE V

                  Confidential Information and Non-Competition
                  --------------------------------------------

5.1      Confidential Information
         ------------------------

     (A) Executive recognizes that the services to be performed hereunder are special, unique, and extraordinary and that, by reason of employment with the Company, Executive may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive agrees that he will not, directly or indirectly, at any time, whether during or after employment hereunder, (i) knowingly use for his personal benefit any Confidential Information that he has learned by reason of employment with the Company or (ii) disclose any such Confidential Information to any Person except in the performance of the obligations to the Company hereunder, as required by applicable law, in connection with the enforcement of rights under this Agreement, in connection with any disagreement, dispute or litigation (pending or threatened) between Executive and the Company or with the prior written consent of the Board. As used herein "Confidential Information" includes information that the Company treats as confidential, with respect to the Company's products, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities; provided, however, that such term shall not include any information that (x) is or becomes generally known or available to the public other than as a result of a disclosure by Executive or (y) is or becomes known or available to Executive on a nonconfidential basis from a source (other than the Company) which, to Executive's knowledge, is not prohibited from disclosing such information to Executive by a legal, contractual, fiduciary or other obligation to the Company.

     (B) Executive confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Executive while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Executive shall promptly deliver to the Company (and shall retain no copies, of such), any written materials, records and documents made by Executive or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Executive not containing proprietary information relating to such business or affairs.

5.2      Non-Competition
         ---------------

     (A) While employed hereunder and for a period of two years from the Expiration Date (the "Restricted Period"), neither Executive nor any corporation, partnership or other entity controlled by, under common control with, or presently controlling Executive will (a) in the New York City metropolitan area and in any area outside the New York City Metropolitan area wherein KeySpan owns and operates lines of business including New Hampshire, New Jersey, Connecticut, Rhode Island or Massachusetts, canvas or advertise for, or otherwise assist, render services to, become employed by, be a consultant to, or invest in any business entity or with any individual engage in, directly or indirectly, any line or lines of business carried on or contemplated which, directly or indirectly, is a competitor of KeySpan, its subsidiaries, affiliated companies, successors or assigns, (b) in the New York City Metropolitan area, and in any area outside the New York City Metropolitan area wherein KeySpan owns and operates lines of business including New Hampshire; New Jersey; Connecticut; Rhode Island or Massachusetts, canvas or advertise for, or otherwise assist, render services to, become employed by, be a consultant to or invest in any business entity or with any individual engage in, directly or indirectly, any business entity or with any individual engaged in, the same or similar business as KeySpan , its subsidiaries, affiliated companies and assigns, (c) solicit business or otherwise deal directly or indirectly with any customers or persons who were employees of customers or vendors of KeySpan, its subsidiaries, affiliated companies and assigns, at any time, (d) directly or indirectly divert or attempt to divert from KeySpan , any business in which it has been engaged during the term of Executive's employment with KeySpan, or in which it might reasonably be expected to become engaged, (e) directly or indirectly interfere or attempt to interfere with the relationships between KeySpan, its subsidiaries, affiliated companies and assigns, their customers, employees of customers or vendors, (f) directly interfere or attempt to interfere with the relationship of employer-employee or principal and agent of any person bearing such relationship to KeySpan , its subsidiaries, affiliated companies and assigns, nor directly divert or attempt to divert any such person from employment or representation of KeySpan, its subsidiaries, affiliated companies and assigns; provided, however, that Executive shall not be prohibited by the terms of this Section 5.2 from investing in and owning not more than one percent (1%) of the outstanding shares of common stock of any corporation, the shares of


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


which are publicly traded pursuant to the Securities Exchange Act of 1934, and/or passively invest as a limited partner, member or shareholder in any non-publicly traded security. The Company agrees that the Executive may submit a request in writing seeking a waiver of the provisions of this section in the event that an employment or consulting opportunity arises which Executive believes violates or may violate this provision or undermines the spirit of the protection afforded the Company under this Agreement in general or otherwise harm or damage the Company financially or otherwise. The Executive shall submit his request to the Company's Senior Vice President of Human Resources with specific details of the prospective employer, duties and employment (type of work, relation to the Company, etc.) including all prior or future planned contact with the Company and an explanation of the lack of harm to the Company. KeySpan shall have 30 days to inform Executive of its decision on the waiver requested. Such waiver shall not be unreasonably withheld.

     (B) Executive  has carefully  read and  considered  the  provisions of this
Section 5.2 and, having done so, agrees that the  restrictions set forth in this
Section 5.2 are fair and reasonable and are reasonably required for the protection of the interests of the Company. Executive understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business in direct competition with the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

     (C) In the event that any provision of this Section 5.2 relating to the Restricted Period and/or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period and/or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum Restricted Period and/or areas of restriction required by this Agreement.

     (D) Notwithstanding the above, if Executive's employment is terminated after a Change of Control as such term is defined in the Change of Control Plan, then the Company agrees that this Section 5.2 is not applicable to Executive and all restrictions pursuant to this provision will be waived by the Company with respect to Executive's subsequent employment.

5.3      Injunctive Relief
         -----------------

     Executive acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of such breach, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Article V or such other relief as may required to specifically enforce any of the covenants contained in this Article V. Executive agrees to and hereby does submit to in personam jurisdiction before each and every state and federal court in the State of New York for that purpose. Executive agrees that the rights of the Company to obtain an injunction contemplated by this Section 5.3 shall not be considered a waiver of its rights to assert any other remedies it may have at law or in equity.


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


                                   ARTICLE VI

                                  Miscellaneous
                                  -------------

6.1      Notices
         -------

     All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) to the Company, at its principal office address set forth at the beginning of this Agreement or such other address as it may have designated by written notice to Executive for purposes hereof, directed to the attention of the Chief Operating Officer with a copy to the Secretary of the Company and (ii) if to Executive, at the residence address of the Executive set forth at the beginning of this Agreement or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered personally or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

6.2      Severability
         ------------

     The invalidity or non enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

6.3       Tax Withholdings
          ----------------

     The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Executive has otherwise paid (or made other arrangements satisfactory to the Company) the amount of such taxes.

6.4      Amendments and Waivers
         ----------------------

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

6.5       Entire Agreement; Termination of Other Agreements
          -------------------------------------------------

     This Agreement and the attached Exhibit A, constitute the entire agreement of the parties and no previous agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

6.6      Governing Law
         -------------

     The  validity,   interpretation,   construction  and  performance  of  this
Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws provision.

6.7      Counterparts
         ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

6.8      Successors: Binding Agreement
         -----------------------------

     The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, by agreement in form and substance reasonably acceptable to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 6.8 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.




     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


WITNESS:                                    KeySpan Corporation:
/s/                                         /s/
--------------------                        ------------------
                                            By:

                                            Title:

WITNESS                                     Executive:
/s/                                         /s/
---------------------                       -----------------
                                            Anthony Sartor




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